                            ASSET PURCHASE AGREEMENT

               AGREEMENT (the "Agreement") made this 1st day of December, 1997, by and between MEDICAL PROFESSIONAL LIABILITY AGENCY, LTD., a New York corporation with offices at Two Depot Plaza, Bedford Hills, New York 10507 ("Seller"), FPIC INSURANCE AGENCY, INC., a Florida corporation with offices at 1000 Riverside Avenue, Suite 800, Jacksonville, Florida 32204 ("Buyer") and, solely for purposes of Sections 5.1, 5.2, 5.3 and 5.4 hereof, FRONTIER INSURANCE COMPANY, d/b/a FRONTIER INSURANCE COMPANY OF NEW YORK, a New York corporation with offices at 195 Lake Louise Marie Road, Rock Hill, New York 12775 ("Frontier Insurance").

                                  R E C I T A L

               WHEREAS, Buyer is desirous of purchasing and Seller is desirous of selling certain of Seller's assets comprising substantially all of Seller's Florida medical malpractice book of business, excluding coverage for dentists, psychiatrists and chiropractors (the "Acquired Medical Malpractice Book of Business"), upon the terms and conditions hereinafter set forth;

               NOW, THEREFORE, Buyer and Seller hereby agree as follows:

                                    ARTICLE I

                                ASSETS BEING SOLD

               1.1 Assets Being Sold. Seller hereby sells, conveys, transfers, assigns and delivers to Buyer and Buyer hereby purchases from Seller the following assets comprising substantially all of Seller's Florida medical malpractice book of business, excluding, however, coverage for dentists, psychiatrists and chiropractors (collectively, the "Acquired Assets"):





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                      (a) all of Seller's rights to and interest in the
expirations and renewals with respect to the insurance policies issued and insured by Frontier Insurance covering acts of medical malpractice by Florida physicians in effect as at December 1, 1997 listed on Schedule 1.1(a) hereto (the "Renewal Rights"), which Renewal Rights expressly exclude medical malpractice for dentists, psychiatrists and chiropractors and insurance policies issued and insured by Seller and/or Frontier Insurance under national programs or social service programs; and

                      (b) all informational files relating to the Renewal
Rights.

               1.2 Assets Excluded from Sale. Only the Acquired Assets as described in Section 1.1 are being sold and purchased pursuant to this Agreement.

               1.3 Consideration. In full consideration for the Acquired Assets, Buyer is delivering to Seller on the date hereof One Hundred Eleven Thousand Six Hundred Sixty-Three (111,663) shares of Common Stock, par value $0.10 per share, of FPIC Insurance Group, Inc. ("FPIC"), the parent corporation of Buyer (the "FPIC Shares").

               1.4 Adjustment to Consideration. The consideration paid for the Acquired Assets is subject to the following cash adjustment:

                      (a) In the event the total direct written premiums and assumed premiums received by Buyer as a result of renewals from the Renewal Rights for the twelve-month period December 1, 1997 through November 30, 1998 (the "Post-Closing Renewals")





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exceed $8,000,000, Buyer shall pay Seller forty percent (40%) of the difference between the Post-Closing Renewals and $8,000,000.

                      (b) In the event the Post-Closing Renewals are less than $8,000,000, Seller shall pay Buyer forty percent (40%) of the difference between $8,000,000 and the Post-Closing Renewals.

               The Post-Closing Renewals shall be calculated by Buyer and certified as true and correct by Buyer's Senior Vice President and Chief Financial Officer and independent public auditors (the "Certified Calculation"). In the event payment is due from Buyer to Seller, Buyer shall deliver the Certified Calculation, together with the required payment by certified or official bank check payable to the order of Seller, by February 15, 1999, or such later date as shall be mutually agreed upon by Buyer and Seller. In the event payment is due from Seller to Buyer, Seller shall deliver payment by certified or official bank check payable to the order of Buyer, within fifteen
(15) business days following Seller's receipt from Buyer of the Certified Calculation. Seller acknowledges and agrees that the Post-Closing Renewals shall be at Florida Physicians Insurance Company, Inc.'s ("Florida Physician's") rates, on Florida Physician's policy forms and subject to Florida Physician's underwriting standards consistent with Florida Physician's past practices.




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                                   ARTICLE II

                               REPRESENTATIONS AND
                              WARRANTIES OF SELLER

               Seller hereby represents and warrants to Buyer that:

               2.1 Organization. Each of Seller and Frontier Insurance is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own its properties and carry on its business as now conducted.

               2.2 Authority. The execution and delivery of this Agreement by each of Seller and Frontier Insurance and the consummation of the transactions contemplated hereby by Seller and Frontier Insurance have been authorized and approved by all requisite corporate action of Seller and Frontier Insurance and this Agreement and all instruments being delivered by Seller and Frontier Insurance hereunder represent legal, valid and binding obligations of Seller and Frontier Insurance enforceable against Seller and Frontier Insurance in accordance with their respective terms.

               2.3 No Consent. No consent, order, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency, and no consent or approval of any other person, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind ("Person"), is required to be obtained or made by Seller or any of Seller's affiliates in connection with the performance by Seller or Frontier Insurance of this Agreement or the consummation of the transactions contemplated to be performed by Seller or Frontier Insurance hereunder.



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               2.4 Title to Acquired Assets. Seller has good and marketable title to the Acquired Assets, free and clear of any adverse claims, mortgages, liens or other burdens or encumbrances, except the related obligations of Seller with respect to the contracts being assigned, and the instruments of transfer being executed and delivered by Seller concurrently with this Agreement are valid and binding obligations of Seller and are sufficient to transfer to Buyer all right, title and interest of Seller in and to the Acquired Assets.

               2.5 No Breach. The consummation of the transactions contemplated by this Agreement do not (i) contravene any provision of the Certificate of Incorporation or By-Laws of Seller; (ii) violate, conflict with or result in the breach or termination of, or constitute an amendment to, or otherwise give any Person the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation relating to the Acquired Assets to which Seller is a party or by which Seller or any of the Acquired Assets are bound or affected; (iii) result in the creation of any lien, mortgage, claim, charge, security interest, encumbrance, restriction or limitation (collectively, "Liens") upon any of the Acquired Assets pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation; (iv) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, Seller or any of the Acquired Assets; (v) constitute a violation by Seller of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to the Renewal Rights or to any of the Acquired Assets; or (vi) violate any Permit (as defined in Section 2.7).




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               2.6 Compliance with Laws. Neither Seller nor Frontier Insurance is in violation of any applicable law, rule or regulation, the violation of which could materially and adversely affect the Acquired Assets.

               2.7 Permits. Seller has duly obtained and holds in full force and effect all consents, authorizations, permits, licenses, orders or approvals of, and has made all declarations and filings with, all federal, state or local governmental or regulatory bodies that are material or necessary with respect to the Acquired Medical Malpractice Book of Business (collectively, the "Permits"); all the Permits were duly obtained and are in full force and effect; no violations are or have been recorded in respect of any such Permit and no proceeding is pending or, to the knowledge of Seller, threatened to revoke, deny or limit any such Permit.

               2.8 Actions and Proceedings. There are no claims, actions, suits, arbitrations, proceedings, investigations or inquiries, whether at law or in equity and whether or not before any court, private body or group, governmental department, commission, board, agency or instrumentality (collectively, "Actions"), pending or, to the knowledge of Seller, threatened against, involving or affecting the Acquired Assets, whether or not fully or partially covered by insurance, or which would give rise to any right of indemnification by any Person with respect to the Acquired Assets, other than any claim, action or suit related to any policy for which Frontier Insurance is the insurer or reinsurer; and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group, governmental department, commission, board, agency or instrumentality against, involving or affecting the Acquired Assets. None of the Actions specified in the preceding sentence, individually or in the aggregate, will have a material adverse effect with respect to the Acquired Assets, and there are



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no circumstances, nor any events which have occurred which Seller believes will result in an Action against or affecting the Acquired Assets.

               2.9 No Brokers. Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which Buyer may be responsible.

               2.10 Policies of Insurance. Seller has no reason to believe that the policies underlying the Renewal Rights will be terminated before their stated expiration dates, except in the ordinary course, or will not be renewed in the ordinary course upon their expiration.

               2.11 Examination of Documents, Investment Purposes and Legending of the Shares. Seller has examined the Annual Report on Form 10-K of FPIC for the fiscal year ended December 31, 1996, FPIC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, including the financial statements contained therein, FPIC's Proxy Statement for its 1997 Annual Meeting of Shareholders and FPIC's 1997 Annual Report to Shareholders, and is acquiring the FPIC Shares for Seller's own account for investment within the contemplation of the Securities Act of 1933, as amended (the "Securities Act") and not with a view to the transfer or resale thereof; Seller has been advised by Seller's counsel of the legal implications and effect of the foregoing under the Securities Act and of the circumstances under which the FPIC Shares to be received by Seller may be disposed of under the Securities Act, including the possible limited sale thereof pursuant to Rule 144 under the Securities Act; and Seller consents to the legending of the certificates for the FPIC Shares to be received with a legend in substantially the following form:




                                        7





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               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
               REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT FOR THESE SHARES OR AN OPINION OF THE CORPORATION'S COUNSEL THAT REGISTRATION IS NOT REQUIRED.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to Seller that:

               3.1 Organization. Buyer is a corporation duly organized, validly existing and its status is active under the laws of the State of Florida with full power and authority to own, lease and operate its properties and to carry on its business as now conducted.

               3.2 Authority. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer have been authorized and approved by all requisite corporate action and this Agreement and all instruments being delivered by Buyer hereunder represent the legal, valid and binding agreements of Buyer enforceable against it in accordance with their respective terms.

               3.3 No Breach. The authorization, execution, delivery and performance of this Agreement by Buyer do not violate any provision of its articles of incorporation or by-laws or any agreement to which it is a party.

               3.4 The FPIC Shares. The FPIC Shares delivered hereby have been duly authorized and are validly issued, fully paid and non-assessable. The FPIC Shares are authorized for listing on The Nasdaq Stock Market. No consent, approval or filing with any




                                        8





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Person (as defined in Section 2.3) is required in connection with the issuance of the FPIC Shares, and the issuance of the FPIC Shares does not trigger preemptive rights with respect to any Person.

               3.5 Documents Delivered. Buyer has delivered to Seller FPIC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Form 10-K"), FPIC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, FPIC's Proxy Statement for its 1997 Annual Meeting of Shareholders and FPIC's 1996 Annual Report to Shareholders (collectively, the "SEC Documents"). The SEC Documents were true and complete in all material respects as at their respective dates, did not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and since the filing of the 1996 Form 10-K, there has not been any material adverse change in FPIC's financial condition, results of operations or liabilities.

               3.6 No Brokers. Buyer has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which Seller may be responsible.

                                   ARTICLE IV

                                   DELIVERIES

               4.1 Deliveries to Buyer. On the date hereof, Seller is delivering to Buyer:

                      (a) A bill of sale conveying, assigning and transferring to Buyer the Renewal Rights, executed by Seller.




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                      (b)    The opinion of Epstein Becker & Green, P.C.,
                             special counsel to Seller, or Marvin Tepper, Esq., counsel to Seller, as to the matters set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8.

               4.2 Deliveries to Seller. On the date hereof, Buyer is delivering to Seller the following:

                      (a) A stock certificate or certificates evidencing the FPIC Shares registered in the Frontier Insurance Group, Inc.

                      (b) The opinion of LeBouef, Lamb, Greene & MacRae, L.L.P., counsel to Buyer, as to the matters set forth in Sections 3.1, 3.2, 3.3 and 3.4.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

               5.1 Reinsurance Election with Respect to Seller's National programs.

                      (a) On or before December 31, 1997, Buyer may notify Seller of the election of FPIC or another affiliate of Buyer (a "Participating Affiliate") to participate in any one or more of Frontier Insurance's national medical malpractice insurance programs listed on Schedule 5.1 hereto (the "National Programs") on either of the following bases:

                      (i) With respect to any or all of the National Programs, a
               Participating Affiliate may elect to enter into a reinsurance agreement with Frontier Insurance in a form to be mutually agreed to by the parties hereto (a "Reinsurance Agreement"), pursuant to which Frontier Insurance will



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               cede to the Participating Affiliate for a period of three years from the date of election all or any portion of the Florida component of the respective National Programs; or

                      (ii) With respect to any or all of the National Programs,
               a Participating Affiliate may elect to enter into a Reinsurance Agreement with Frontier Insurance pursuant to which Frontier Insurance will cede to the Participating Affiliate for a period of three years from the date of election, with respect to each National Program selected by the Participating Affiliate, that portion of the National Program which bears the same proportion to the National Program that the Florida component of the National Program then bears to the National Program. As an illustration, if the Florida component of a National Program constitutes 10% of the entire program at the time of a Participating Affiliate's election, the Participating Affiliate may elect to reinsure 10% of the entire program.

                      (b) For a period of three years from the date of this Agreement, in the event Seller, Frontier Insurance or any of their respective affiliates initiates any other national program or programs involving medical healthcare professional liability, Seller shall give notice thereof to Buyer, and Buyer shall have 30 days from the receipt of such notice to notify Seller of the election of a Participating Affiliate to participate in such program or programs on the same bases provided in paragraph (a) above, and Seller and Frontier Insurance shall, or shall cause their affiliates to, permit the Participating Affiliate to so participate.




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               5.2 Encouragement of Independent Agents Owning Renewal Rights.
Seller and Frontier Insurance hereby agree to use their reasonable efforts and to cooperate with Buyer to encourage those independent Florida insurance agents who own the rights and interests in expirations and renewals on insurance policies written by Frontier Insurance relating to Seller's Florida medical malpractice book of business (excluding medical malpractice for dentists, psychiatrists and chiropractors and insurance issued and insured under national programs or social service programs) to renew such insurance through Buyer, FPIC or a Participating Affiliate as insurer. The reasonable efforts and cooperation of Seller and Frontier Insurance shall include, without limitation, the preparation and mailing of letters to the relevant policyholders and insurance agents in a form mutually agreeable to Buyer and Seller.

               5.3 Florida Endorsements. Seller and Frontier Insurance hereby agree to use their best efforts to cause each of the Florida Society of Internal Medicine and the Florida Dermatological Society to endorse the medical malpractice insurance programs of Buyer.

               5.4 Non-Competition. (a) As a material inducement for Buyer to enter into this Agreement, Seller and Frontier Insurance agree, until November 30, 2000, not to act as insurer or agent, and to cause their affiliates not to insure or to act as agent with respect to, any medical professional liability insurance policies in the State of Florida, excluding, however, medical professional liability for dentists, psychiatrists and chiropractors and insurance issued and insured under national programs or social service programs of Seller, Frontier Insurance or their affiliates and except as permitted in
Section 5.4(b). The activities prohibited by this Section 5.4(a) are hereinafter referred to as the "Competitive Activities."



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                      (b) Through November 30, 2000, none of Seller, Frontier
Insurance or their respective affiliates shall establish a start-up entity or enterprise that engages in Competitive Activities. In the event any of Seller, Frontier Insurance or any of their respective affiliates acquires an insurance company prior to November 30, 2000 that engages in Competitive Activities, then Seller, Frontier Insurance or the respective affiliate, as the case may be, shall offer Buyer the right, for a period of 30 days following notification thereof to Buyer, to purchase the rights to and interests in the expirations and renewals with respect to the insurance policies with renewal dates prior to November 30, 2000 owned by such insurance company covering such Competitive Activities on the same terms and conditions that Seller is selling to Buyer the Renewal Rights pursuant to this Agreement. In the event Buyer accepts the offer to purchase such expirations and renewals, Seller, Frontier Insurance and/or the acquired insurance company shall agree to a provision similar to Section 5.2 hereof with respect to expirations and renewals not owned by the acquired insurance company for insurance with renewal dates prior to November 30, 2000 and Buyer otherwise shall be entitled to expand upon the class of business covered by such insurance in the State of Florida through November 30, 2000 to the exclusion of Seller, Frontier Insurance, their respective affiliates and the acquired insurance company. In the event Buyer declines to accept Seller's offer to purchase such expirations and renewals and such expirations and renewals relate to a class of insurance not written by Buyer or its affiliates as of the date of this Agreement, then Seller, Frontier Insurance, their respective affiliates and/or the acquired insurance company shall be permitted to renew such insurance and expand upon the class of business covered by such insurance in the State of Florida. In the event Buyer declines to accept Seller's offer to purchase such expirations and renewals and such



                                       13





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expirations and renewals relate to a class of insurance written by Buyer or its affiliates as of the date of this Agreement, then Seller, Frontier Insurance, their respective affiliates and/or the acquired insurance company shall allow the related insurance to expire in accordance with their terms and shall neither renew such insurance nor expand upon the class of business covered by such insurance in the State of Florida. Notwithstanding anything to the contrary provided in this Section 5.4(b), in no event shall Seller, Frontier Insurance, their respective affiliates or the acquired insurance company, prior to November 30, 2000, insure or act as agent with respect to any physicians or policies to which the Renewal Rights pertain.

                      (c) Notwithstanding the provisions contained in this
Section 5.4, Seller and Frontier Insurance shall be entitled to act as insurer with respect to policies underlying the Renewal Rights in effect prior to December 1, 1997 and until their respective expirations.

               5.5    Registration Rights.

                      (a) Definitions. For purposes of this Section 5.5, the following terms shall have the respective meanings as herein set forth:

               "Piggyback Shares" means (i) the shares of Registrable Securities requested by Seller under Section 5.5(b) to be included in a registration statement plus (ii) the shares of Common Stock proposed to be included in a registration statement, if any, by other shareholders of FPIC.

               "Registrable Securities" means the FPIC Shares. Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following: (i) a registration statement with respect to such shares shall have become effective under the Securities Act of 1933, as amended (the "Securities Act") and the shares have been sold thereunder, (ii) the



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holding period requirements of rule 144(d) (or any successor provision) under the Securities Act with respect to such shares shall have been satisfied by Seller or its designee (to the extent the shares are issued to a designee),
(iii) such shares shall have been otherwise transferred, new certificates for such shares shall have been delivered by FPIC not bearing a legend restricting further transfer by virtue of the Securities Act and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any similar state law then in force, or (iv) such shares shall have ceased to be outstanding. Notwithstanding any other provision of this Agreement, Seller's rights under this Section 5.5 shall cease at such time as there are no Registrable Securities.

                      (b) Notice and Registration Rights. If FPIC at any time determines to register any of its Common Stock on Form S-3, Form S-2 or Form S-1 for sale for cash for its own account (other than an offering solely of Common Stock under Rule 415 under the Securities Act or any successor to Rule 415 under the Securities Act or any successor to Rule 415), or is registering shares of its Common Stock on Forms S-3, S-2 or S-1 for sale by shareholders of FPIC, Buyer will give written notice by registered mail to Seller of FPIC's intention to so register, at least 15 days prior to the anticipated filing date. Upon the written request of Seller made within 10 days after the mailing of any such notice (which request shall specify the number of Registrable Securities intended to be sold) Buyer will cause all Registrable Securities, for which registration has been requested, to be included in the registration statement proposed to be filed by FPIC; provided, however, that if such registration shall be in connection with an underwritten public offering and if the managing underwriter shall advise FPIC that in the opinion of such managing underwriter the inclusion of all Piggyback Shares in the proposed




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underwriting would materially interfere with the successful marketing of the shares of Common Stock proposed to be sold by FPIC, then the number of Piggyback Shares to be included therein shall be reduced pro rata (subject to any presently existing rights of others) among the respective holders thereof as advised by such managing underwriter in order to prevent such interference.

                      (c) Rights to Terminate Registration. Notwithstanding anything to the contrary in this Section 5.5, FPIC shall have the right to discontinue any registration under this Section 5.5 at any time prior to the effective date of such registration.

                      (d) Implementation of Registration Rights. In the event the distribution of Common Stock of FPIC covered by a Registration Statement pursuant to this Section 5.5 is to be underwritten, each of FPIC and Seller shall enter into an underwriting agreement containing customary provisions in connection therewith with the managing underwriters approved by FPIC in its sole discretion, and FPIC and Seller shall complete and/or execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as may be reasonable or necessary in connection with such underwriting agreement.

                      (e) Registration Expenses.

                          (i) All expenses incident to the performance of or
compliance with this Section 5.5 by Buyer or FPIC, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and independent public accountants for Buyer or FPIC (including the expense of any audit and/or "comfort" letter) and other persons retained by Buyer or FPIC, and fees and disbursements of underwriters (excluding



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underwriting commissions and discounts related to Seller's Registrable
Securities), shall be borne by Buyer or FPIC.

                          (ii)  All expenses incident to Seller's performance
under this Section 5.5, including without limitation, all fees and disbursements of counsel for Seller and all independent public accountants and other persons retained by Seller, all underwriting commissions and discounts related to any Seller's Registrable Securities included in any such underwritten public offering and brokerage commissions, if any, shall be borne by Seller.

               5.6 Schedule of Florida Medical Malpractice Claims. On or before December 5, 1997, Buyer shall deliver to Seller a schedule setting forth by report year a history of claims and premium payments relating to all Florida medical malpractice insurance policies issued or insured by Seller or Frontier Insurance during the past three years.

                                   ARTICLE VI

                                    SURVIVAL

               6.1 Survival. All representations and warranties made in this Agreement shall survive for a period of two years after the date hereof, except, however, that (i) claims based on fraud or willful misrepresentation may be asserted at any time within one year after the party learns of such fraud or willful misrepresentation and (ii) any representation or warranty in respect of which indemnity may be sought under Article 7 that would otherwise terminate two years after the date hereof shall survive the second anniversary of the date hereof if notice, given in good faith, of the specific inaccuracy or breach thereof giving rise to such indemnity shall have been given to the party against whom such indemnity may be sought prior to the second



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anniversary of the date hereof. In addition, the agreements contained in Section
1.4 and Article V shall survive the date hereof without limitation.

                                   ARTICLE VII

                                 INDEMNIFICATION

               7.1    Indemnification.

                      (a) Seller hereby agrees to indemnify, defend and hold harmless Buyer, FPIC and their officers, directors, employees and agents from and against all losses, fines, civil penalties, judgments, claims, damages or expenses (including reasonable attorneys' fees) of every kind imposed upon, incurred or paid by any of them by reason of the breach by Seller of (i) any representation and warranty made by Seller in this Agreement, or (ii) any agreement of Seller set forth in Section 1.4 or of Seller or Frontier Insurance set forth in Article V hereof.

                      (b) Buyer hereby agrees to indemnify, defend and hold harmless Seller, Frontier Insurance and their officers, directors, employees and agents from and against all losses, fines, civil penalties, judgments, claims, damages or expenses (including reasonable attorneys' fees) of every kind imposed upon, incurred or paid by any of them by reason of (i) the breach by Buyer of any representation and warranty made by it in this Agreement, (ii) any claims made against Seller or Frontier Insurance relating to the Renewal Rights other than for matters in existence prior to December 1, 1997 or for losses under the policies underlying the Renewal Rights or arising out of the conduct of the Florida medical malpractice book of business being acquired by Buyer on and after December 1, 1997, or (iii) the breach by Buyer of the agreement of Buyer set forth in Section 1.4 hereof or Article V hereof.



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                      (c) Each party hereto shall promptly notify the other
party in writing of any claim made on such party by any third party in respect of a liability, obligation or other matter which is the subject of the foregoing indemnity agreement, and the party obligated hereunder to indemnify the party giving such notice shall have the right to compromise or defend any such claim through counsel of its choosing; provided, however, that any such compromise or defense of a claim by a party shall require the consent of the other party, which consent shall not be unreasonably withheld.

                      (d) Claims for indemnification under this Article VII must be asserted prior to the second anniversary of the date hereof except as otherwise provided in clauses (i) and (ii) of Section 6.1 and in the last sentence of Section 6.1.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

               8.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by a writing signed by Buyer and Seller.

               8.2 Waiver of Compliance. Any failure of Buyer or Seller to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by (i) Buyer in the case of any failure of Seller or (ii) Seller, in the case of any failure of Buyer. Such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

               8.3 Expenses. Each party will pay its own expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement. The foregoing shall



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not be construed as limiting any other rights which any party may have as a result of misrepresentation of or breach by any other party.

               8.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified or registered mail (return receipt requested), postage prepaid, as follows:

                      A.     If to Seller:

                             Medical Professional Liability Agency, Ltd.
                             Two Depot Plaza
                             Bedford Hills, New York 10507
                             Attn:  Thomas J. Dietz, President

                             with a copy to:

                             Frontier Insurance Company
                             195 Lake Louise Marie Road
                             Rock Hill, New York  12775
                             Attn: Mr. Walter A. Rhulen, President

or to such other person or place as Seller shall designate by notice in the manner provided in this Section 8.4;

                      B.     If to Buyer:

                             FPIC Insurance Agency, Inc.
                             1000 Riverside Avenue, Suite 800
                             Jacksonville, Florida  32204
                             Attn:  Mr. William R. Russell
                                    President and Chief Executive Officer

or to such other person as Buyer shall designate by notice in the manner provided in this Section 8.4.



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               8.5 Assignment. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by Buyer or Seller without the prior written consent of the other party.

               8.6 Third Parties. This Agreement is not intended to and shall not be construed to give any person other than the parties hereto (and their affiliates as provided herein) any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

               8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws; provided, however, that the transfer of title to the Acquired Assets from Seller to Buyer shall be governed by and construed in accordance with the laws of the State of New York.

               8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               8.9 Headings. The headings of the sections, schedules and articles of this Agreement are inserted for the sake of convenience only and shall not constitute a part hereof.

               8.10 Entire Agreement. This Agreement, including the schedules, contains the entire understanding of the parties in respect of the subject matter contained herein and therein and there are no other terms or conditions, representations or warranties, written or oral, express or implied, except as set forth herein.



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               8.11   Consent to Jurisdiction; Service of Process.

                      (a) Buyer and Seller hereby irrevocably submit to the jurisdiction of the courts of the State of New York or the State of Florida over any dispute arising out of this Agreement and each irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. Buyer and Seller hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

                      (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding of the nature specified in subsection (a) above by delivering it in the manner specified by the provisions of Section 8.4 of this Agreement.

               8.12 Further Assurances. Seller and Buyer agree to take such additional actions and to execute and deliver such additional documents, instruments or certificates as Buyer or Seller may reasonably request from time to time in order to effect the transactions contemplated by this Agreement.



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               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly as of the day and year first above written.



                                         MEDICAL PROFESSIONAL LIABILITY
                                         AGENCY, LTD.




                                         By:  /s/ Thomas J. Dietz
                                            ____________________________________

                                                 Thomas J. Dietz, President


                                         FPIC INSURANCE AGENCY, INC.




                                         By:  /s/ William R. Russell
                                            ____________________________________

                                                 Name:  William R. Russell
                                                 Title:  President and
                                                         Chief Executive Officer


                                         FOR PURPOSES OF SECTIONS 5.1, 5.2,
                                         5.3 AND 5.4 ONLY:

                                         FRONTIER INSURANCE COMPANY
                                         d/b/a FRONTIER INSURANCE
                                         COMPANY OF NEW YORK




                                         By:  /s/ Thomas J. Dietz
                                            ____________________________________
                                                 Thomas J. Dietz, Vice President



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